                                                                      EXHIBIT G1

                              CUSTODIAN AGREEMENT
                              -------------------


     This Agreement between ONE GROUP INVESTMENT TRUST, a business trust organized and existing under the laws of Massachusetts (the "Fund"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "Custodian"),

                                  WITNESSETH.

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund intends that this Agreement be applicable to nine (9) series, as named in the attached Appendix I, which may be amended by the parties from time to time, (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with
Section 18, be referred to herein as the "Portfolio(s)");

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.  EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT
            -----------------------------------------------------

The Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of the Fund, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). The Fund, on behalf of the Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "Board") on behalf of the applicable Portfolio(s). The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

SECTION 2.  DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY
            --------------------------------------------------------------------
            THE CUSTODIAN IN THE UNITED STATES
            ----------------------------------

     SECTION 2.1   HOLDING SECURITIES. The Custodian shall hold and physically
                   ------------------
segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System").

     SECTION 2.2   DELIVERY OF SECURITIES. The Custodian shall release and
                   ----------------------
deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;


     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;


      9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral; this section shall not apply to loans of securities made through subcustodian arrangements;

     11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act" and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

     13) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

     14) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     15) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     SECTION 2.3   REGISTRATION OF SECURITIES. Domestic securities held by the
                   --------------------------
Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     SECTION 2.4   BANK ACCOUNTS. The Custodian shall open and maintain a
                   -------------
separate bank account or accounts in the United States in the name of each Portfolio of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Funds held by the Custodian for a Portfolio maybe deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     SECTION 2.5   COLLECTION OF INCOME. Subject to the provisions of Section
                   --------------------
2.3, the Custodian shall take all reasonable steps to collect on payable date all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on payable date all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income and other payments upon receipt by Custodian, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

     SECTION 2.6   PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions
                   ----------------------
on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in
          Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of repurchase agreements entered into between the Fund on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;


     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof,

     3)   For the redemption or repurchase of Shares issued as set forth in
          Section 5 hereof,

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

     6) For payment of the amount of dividends received in respect of securities sold short;

     7) For the payment of initial or variation margin in connection with trading in futures and options on futures contracts;

     8) For payment of cash to one or more additional custodians ("Repo Custodian") appointed by the Fund and communicated in writing to the Custodian on a Schedule of Repo Custodians attached hereto, as amended from time to time by the Fund, which shall be signed by two officers of the Fund, for the purpose of engaging in tri-party repurchase agreements transactions, which payment may be made without contemporaneous receipt by the Custodian of cash or other assets in exchange therefor and, upon which delivery to such Repo Custodian in accordance with Proper Instructions, the Custodian shall have no further responsibility or obligation to the Fund as a custodian for the Portfolios with respect to the cash so delivered; and

     9) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     SECTION 2.7   APPOINTMENT OF AGENTS. The Custodian may at any time or times
                   ---------------------
in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.


     SECTION 2.8   DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The
                   -------------------------------------------------
Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

     1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the "U.S. Securities System Account") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

     4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the "tent that the Portfolio has not been made whole for any such loss or damage.


     SECTION 2.9   SEGREGATED ACCOUNT. The Custodian shall upon receipt of
                   ------------------
Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio,
(ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio.

     SECTION 2. 10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall
                   ---------------------------------------
execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

     SECTION 2.11  PROXIES. The Custodian shall, with respect to the domestic
                   -------
securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted. or shall forward to a third party for execution such proxies.

     SECTION 2.12 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to
                  -----------------------------------------------
the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on Which the Custodian is to take such action.

SECTION 3.   PROVISIONS RELATING TO RULES 17f-5 AND 17f-7
             --------------------------------------------

     SECTION 3. 1.   DEFINITIONS. As used throughout this Agreement, the
                     -----------
capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

     SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
                  -----------------------------------------

          3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
                --------------------------------------------------------
The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this
Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.


          3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be
                -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with
Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the

Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.


The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Foreign Custody Manager's acceptance of delegation is withdrawn.

          3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:
                ------------------------------------

     (a)  SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of
          ----------------------------------------
this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager
         ------------------------------------------
shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     (c) MONITORING. In each case in which the Foreign Custody Manager maintains
         ----------
Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor
(i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

          3.2.4   GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.
                  --------------------------------------------------
For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.


          3.2.5   REPORTING REQUIREMENTS. The Foreign Custody Manager shall
                  ----------------------
report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this
Section 3.2 after the occurrence of the material change.


          3.2.6   STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO.
                  ----------------------------------------------------------
In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.


          3.2.7   REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign
                  ------------------------------------------
Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

          3.2.8   EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN
                  ----------------------------------------------------------
CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody
---------------
Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

     SECTION 3.3   ELIGIBLE SECURITIES DEPOSITORIES
                   --------------------------------

          3.3.1   ANALYSIS AND MONITORING. The Custodian shall (a) provide the
                  -----------------------
Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(l)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7.

          3.3.2   STANDARD OF CARE. The Custodian agrees to exercise reasonable
                  ----------------
care, prudence and diligence in performing the duties set forth in Section
3.3.1.

SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE
           --------------------------------------------------------
           PORTFOLIOS HELD OUTSIDE THE UNITED STATES
           -----------------------------------------

     SECTION 4.1   DEFINITIONS. As used throughout this Agreement, the
                   -----------
capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     SECTION 4.2.  HOLDING SECURITIES. The Custodian shall identify on its books
                   ------------------
as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be
                  --------------------------
maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     SECTION 4.4.   TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
                    ---------------------------------------

     4.4.1.    DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-
               --------------------------
Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:


     (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) in connection with the lending of foreign securities; however, this section shall not apply to loans of securities made through subcustodian arrangements and

     (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

            4.4.2.   PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper
                     ---------------------------
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii)  in connection with the borrowing or lending of foreign securities;
            and

     (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

          4.4.3.   MARKET CONDITIONS. Notwithstanding any provision of this
                   -----------------
Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

In discharging its duties under Sections 3.2.3(c) and 3.3.1, the Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     SECTION 4.5.   REGISTRATION OF FOREIGN SECURITIES. The foreign securities
                    ----------------------------------
maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     SECTION 4.6   BANK ACCOUNTS. The Custodian shall identify on its books as
                   -------------
belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     SECTION 4.7.   COLLECTION OF INCOME. The Custodian shall use reasonable
                    --------------------
commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     SECTION 4.8. SHAREHOLDER RIGHTS. With respect to the foreign securities
                  ------------------
held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

     SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian
                  ---------------------------------------------
shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.


     SECTION 4.10.  LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant
                    -----------------------------------
to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     SECTION 4.11.  TAX LAW. The Custodian shall have no responsibility or
                    -------
liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

     SECTION 4.12.  LIABILITY OF CUSTODIAN. The Custodian shall be liable for
                    ----------------------
the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to subcustodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

SECTION 5.  PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES
            ----------------------------------------------------------

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

SECTION 6.  PROPER INSTRUCTIONS
            -------------------

Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Fund and the Custodian agree to security procedures, including but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum attached hereto. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10.

SECTION 7. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY
           -------------------------------------------

The Custodian may in its discretion, without express authority from the Fund on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

SECTION 8.   EVIDENCE OF AUTHORITY
             ---------------------

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of the Fund ("Certified Resolution") as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.


SECTION 9.   DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND
             ------------------------------------------------------------
             CALCULATION OF NET ASSET VALUE AND NET INCOME
             -------------- ------------------------------

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

SECTION 10.  RECORDS
             -------

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

SECTION 11.  OPINION OF FUND'S INDEPENDENT ACCOUNTANT
             ----------------------------------------

The Custodian shall take all reasonable action, as the Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 12.  REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS
             -------------------------------------------------

The Custodian shall provide the Fund, on behalf of each of the Portfolios at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13.   COMPENSATION OF CUSTODIAN
              -------------------------

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time in writing between the Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 14.   RESPONSIBILITY OF CUSTODIAN
              ---------------------------

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund and the Portfolios for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Fund or its duly-authorized investment manager or investment advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a U.S. or Foreign Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or U.S. or Foreign Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If the Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, the Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain in reimbursement.

In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 15.   EFFECTIVE PERIOD, TERMINATION AND AMENDMENT
              -------------------------------------------

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Fund's Declaration of Trust, and further provided, that the Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the appropriate regulatory authority or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement, the Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable and customary costs, expenses and disbursements.

SECTION 16.   SUCCESSOR CUSTODIAN
              -------------------

If a successor custodian for one or more Portfolios shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a U.S. or Foreign Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver, at the office of the Custodian, and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, fluids and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 17.   INTERPRETIVE AND ADDITIONAL PROVISIONS
              --------------------------------------

In connection with the operation of this Agreement, the Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Fund's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 18.   ADDITIONAL FUNDS
              ----------------

In the event that the Fund establishes one or more series of Shares in addition to the portfolios named above with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

SECTION 19.   MASSACHUSETTS LAW TO APPLY
              --------------------------

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 20.   PRIOR AGREEMENTS
              ----------------

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the Fund's assets.

SECTION 21.   NOTICES
              -------

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.


To the Fund:       ONE GROUP INVESTMENT TRUST
                   1111 Polaris Parkway
                   2nd Floor, 2 G/H/L
                   Columbus, OH 43240
                   Attention: Treasurer
                   Telephone: 614-213-0916
                   Telecopy: 614-213-6331


To the Custodian:  STATE STREET BANK AND TRUST COMPANY
                   One Heritage Drive
                   North Quincy, MA 02171
                   Attention: Charles R. Whittemore, Jr.
                   Telephone: 617-985-7809
                   Telecopy: 617-987-5152

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 22.   REPRODUCTION OF DOCUMENTS
              -------------------------

This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 23.   REMOTE ACCESS SERVICES ADDENDUM
              -------------------------------

The Custodian and the Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

SECTION 24.   SHAREHOLDER COMMUNICATIONS ELECTION
              -----------------------------------

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.


YES  [ ]    The Custodian is authorized to release the Fund's name, address, and share positions.

NO   [X]    The Custodian is not authorized to release the Fund's name, address, and share positions.

IN WITNESS WHEREOF each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of April 9, 2001.

ONE GROUP INVESTMENT TRUST            FUND SIGNATURE ATTESTED TO BY:


By:  /s/ Robert L. Young              By:  /s/ Gary Young
     -----------------------------         ---------------------------------

Name:  Robert L. Young                Name:  Gary Young
      ----------------------------          --------------------------------

Title: Vice President & Treasurer     Title: Assistant Treasurer
      ----------------------------          --------------------------------


STATE STREET BANK AND TRUST COMPANY   SIGNATURE ATTESTED TO BY:


By:  /s/ Joesph L. Hooley             By:  /s/ Jean S. Carr
     -----------------------------         ---------------------------------

Name:  Joseph L. Hooley               Name:  Jean S. Carr
      ----------------------------         ---------------------------------

Title: Executive Vice President       Title: Assistant Vice President & as
      ----------------------------          --------------------------------
                                             Treasurer & Associates Counsel
                                            --------------------------------

                                  APPENDIX I
                                  ----------

                           Dated as of April 9, 2001


One Group Investment Trust Large Cap Growth Portfolio

One Group Investment Trust Equity Index Portfolio

One Group Investment Trust Balanced Portfolio

One Group Investment Trust Mid Cap Growth Portfolio

One Group Investment Trust Mid Cap Value Portfolio

One Group Investment Trust Diversified Mid Cap Portfolio

One Group Investment Trust Diversified Equity Portfolio

One Group Investment Trust Government Bond Portfolio

One Group Investment Trust Bond Portfolio

                          SCHEDULE OF REPO CUSTODIANS
                          ---------------------------

                              Dated: April 9, 2001
                                       to
                               Custodian Contract
                           Of April 9, 2001, between
            One Group Investment Trust, on Behalf of its Portfolios
                                      and
                      State Street Bank and Trust Company



TRI-PARTY REPO CUSTODIAN BANKS            ACCOUNT NUMBERS
------------------------------            ---------------

The Bank of New York                      GLA 111569

The Chase Manhattan Bank                  5447-55022



Authorized Signatures of Two Fund Officers:


By: /s/ Robert L. Young                  By: /s/ Gary Young
   --------------------------------         --------------------------------

Title: Treasurer                         Title: Assistant Treasurer
      -----------------------------            -----------------------------

Date: April 11, 2001                     Date: April 11, 2001
      -----------------------------            -----------------------------

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country            Subcustodian

Argentina          Citibank, N.A.

Australia          Westpac Banking Corporation

Austria            Erste Bank der Osterreichischen
                   Sparkassen AG

Bahrain            HSBC Bank Middle East
                   (as delegate of The Hongkong and
                   Shanghai Banking Corporation Limited)

Bangladesh         Standard Chartered Bank

Belgium            Fortis Bank nv-sa

Bermuda            The Bank of Bermuda Limited

Bolivia            Citibank, N. A.

Botswana           Barclays Bank of Botswana Limited

Brazil             Citibank, N.A.

Bulgaria           ING Bank N.V.

Canada             State Street Trust Company Canada

Chile              BankBoston, N.A.

People's Republic  The Hongkong and Shanghai
of China           Banking Corporation Limited,
                   Shanghai and Shenzhen branches

Colombia           Cititrust Colombia S.A. Sociedad Fiduciaria


01/31/01

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country         Subcustodian

Costa Rica      Banco BCT S.A.

Croatia         Privredna, Banka Zagreb d.d

Cyprus          The Cyprus Popular Bank Ltd.

Czech Republic  Ceskoslovenska Obchodni
                Banka, A.S.

Denmark         Danske Bank A/S

Ecuador         Citibank, N.A.

Egypt           Egyptian British Bank S.A.E.
                (as delegate of The Hongkong and
                Shanghai Banking Corporation Limited)

Estonia         Hansabank

Finland         Merita Bank Plc.

France          BNP Paribas, S.A.

Germany         Dresdner Bank AG

Ghana           Barclays Bank of Ghana Limited

Greece          National Bank of Greece S.A.

Hong Kong       Standard Chartered Bank

Hungary         Citibank Rt.

Iceland         Icebank Ltd.


01/31/01

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country            Subcustodian

India              Deutsche Bank AG

                   The Hongkong and Shanghai
                   Banking Corporation Limited

Indonesia          Standard Chartered Bank

Ireland            Bank of Ireland

Israel             Bank Hapoalim B.M.

Italy              BNP Paribas, Italian Branch

Ivory Coast        Societe Generale de Banques
                   en Cote d'Ivoire

Jamaica            Scotiabank Jamaica Trust and Merchant
                   Bank Ltd.

Japan              The Fuji Bank, Limited

                   The Sumitomo Bank, Limited

Jordan             HSBC Bank Middle East
                   (as delegate of The Hongkong and
                   Shanghai Banking Corporation Limited)

Kazakhstan         HSBC Bank Kazakhstan

Kenya              Barclays Bank of Kenya Limited

Republic of Korea  The Hongkong and Shanghai Banking
                   Corporation Limited

Latvia             A/s Hansabanka

01/31/01

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country         Subcustodian

Lebanon         HSBC Bank Middle East
                (as delegate of The Hongkong and
                Shanghai Banking Corporation Limited)

Lithuania       Vilniaus Bankas AB

Malaysia        Standard Chartered Bank Malaysia Berhad

Mauritius       The Hongkong and Shanghai
                Banking Corporation Limited

Mexico          Citibank Mexico, S.A.

Morocco         Banque Commerciale du Maroc

Namibia         Standard Bank Namibia Limited

Netherlands     Fortis Bank (Nederland) N.V.

New Zealand     ANZ Banking Group (New Zealand) Limited

Nigeria         Stanbic Merchant Bank Nigeria Limited

Norway          Christiania Bank og Kreditkasse ASA

Oman            HSBC Bank Middle East
                (as delegate of The Hongkong and
                Shanghai Banking Corporation Limited)

Pakistan        Deutsche Bank AG

Palestine       HSBC Bank Middle East
                (as delegate of The Hongkong and
                Shanghai Banking Corporation Limited)

Panama          BankBoston, N.A.


01/31/01

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country           Subcustodian

Peru              Citibank, N.A.

Philippines       Standard Chartered Bank

Poland            Citibank (Poland) S.A.

Portugal          Banco Comercial Portugues

Qatar             HSBC Bank Middle East
                  (as delegate of The Hongkong and
                  Shanghai Banking Corporation Limited)

Romania           ING Bank N.V.

Russia            Credit Suisse First Boston AO - Moscow
                  (as delegate of Credit Suisse
                  First Boston - Zurich)

Singapore         The Development Bank of Singapore Limited

Slovak Republic   Ceskoslovenska Obchodni Banka, A.S.

Slovenia          Bank Austria Creditanstalt d.d. - Ljubljana

South Africa      Standard Bank of South Africa Limited

Spain             Banco Santander Central Hispano S.A.

Sri Lanka         The Hongkong and Shanghai
                  Banking Corporation Limited

Swaziland         Standard Bank Swaziland Limited

Sweden            Skandinaviska Enskilda Banken

01/31/01

                                                                      SCHEDULE A

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                                 SUBCUSTODIANS

Country             Subcustodian

Switzerland         UBS AG

Taiwan - R.O.C.     Central Trust of China

Thailand            Standard Chartered Bank

Trinidad & Tobago   Republic Bank Limited

Tunisia             Banque Internationale Arabe de Tunisie

Turkey              Citibank, N.A.

Ukraine             ING Bank Ukraine

United Kingdom      State Street Bank and Trust Company,
                    London Branch

Uruguay             BankBoston, N.A.

Venezuela           Citibank, N.A.

Vietnam             The Hongkong and Shanghai
                    Banking Corporation Limited

Zambia              Barclays Bank of Zambia Limited

Zimbabwe            Barclays Bank of Zimbabwe Limited


1/31/01

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country            Depositories

Argentina          Caja de Valores S.A.

Australia          Austraclear Limited

                   Reserve Bank Information and
                   Transfer System

Austria            Oesterreichische Kontrollbank AG
                   (Wertpapiersammelbank Division)

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.

                   Banque Nationale de Belgique

Brazil             Companhia Brasileira de Liquidacao e Custodia

                   Sistema Especial de Liquidacao e de Custodia (SELIC)

                   Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

Bulgaria           Central Depository AD

                   Bulgarian National Be

Canada             Canadian Depository for Securities Limited

Chile              Deposito Central de Valores S.A.

People's Republic  Shanghai Securities Central Clearing &
of China           Registration Corporation

                   Shenzhen Securities Central Clearing Co., Ltd.

Colombia           Deposito Centralizado de Valores

01/31/01

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country         Depositories

Costa Rica      Central de Valores S.A.

Croatia         Ministry of Finance

                National Bank of Croatia

                Sredissnja Depozitama Agencija d.d.

Czech Republic  Stredisko cennych papiru


                Czech National Bank

Denmark         Vaedipapircentralen (Danish Securities Center)

Egypt           Misr for Clearing, Settlement, and Depository

Estonia         Eesti Vaartpaberite Keskdepositoorium

Finland         Finnish Central Securities Depository

France Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres

Germany         Clearstream Banking AG, Frankfurt


Greece          Bank of Greece,
                System for Monitoring Transactions in
                Securities in Book-Entry Form

                Apotheirion Titlon AE - Central Securities Depository

Hong Kong       Central Clearing and Settlement System

                Central Moneymarkets Unit

Hungary         Kozponti Elszamolohaz Ertektar
                (Budapest) Rt. (KELER)


01/31/01

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country            Depositories

India              National Securities Depository Limited

                   Central Depository Services India Limited

                   Reserve Bank of India

Indonesia          Bank Indonesia

                   PT Kustodian Sentral Efek Indonesia

Israel             Tel Aviv Stock Exchange Clearing
                   House Ltd. (TASE Clearinghouse)

Italy              Monte Titoli S.p.A.

Ivory Coast        Depositaire Central - Banque de Reglement

Jamaica            Jamaica Central Securities Depository

Japan              Japan Securities Depository Center (JASDEC)
                   Bank of Japan Net System

Kazakhstan         Central Depository of Securities

Kenya              Central Bank of Kenya

Republic of Korea  Korea Securities Depository

Latvia             Latvian Central Depository

01/31/01

                                                                      SCHEDULE B

                                 STATE STREET
                            GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country         Depositories

Lebanon         Custodian and Clearing Center of
                Financial Instruments for Lebanon
                and the Middle East (Midclear) S.A.L.

                Banque du Liban

Lithuania       Central Securities Depository of Lithuania

Malaysia        Malaysian Central Depository Sdn. Bhd.

                Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius       Central Depository and Settlement Co. Ltd.

                Bank of Mauritius

Mexico          S.D. INDEVAL
                (Instituto para el Deposito de Valores)

Morocco         Maroclear

Netherlands     Nederlands Centraal Instituut voor
                Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand     New Zealand Central Securities
                Depository Limited

Nigeria         Central Securities Clearing System Limited

Norway          Verdipapirsentralen (Norwegian Central
                Securities Depository)

Oman            Muscat Depository & Securities
                Registration Company, SAOC


01/31/01

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country         Depositories

Pakistan        Central Depository Company of Pakistan Limited

                State Bank of Pakistan

Palestine       Clearing Depository and Settlement, a department
                of the Palestine Stock Exchange

Peru            Caja de Valores y Liquidaciones, Institucion de
                Compensacion y Liquidacion de Valores S.A

Philippines     Philippine Central Depository, Inc.

                Registry of Scripless Securities
                (ROSS) of the Bureau of Treasury

Poland          National Depository of Securities
                (Krajowy Depozyt Papierow Wartosciowych SA)

                Central Treasury Bills Registrar

Portugal        Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania         National Securities Clearing, Settlement and
                Depository Company

                Bucharest Stock Exchange Registry Division

                National Bank of Romania

Singapore       Central Depository (Pte) Limited

                Monetary Authority of Singapore


01/31/01

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS

Country           Depositories


Slovak Republic   Stredisko cennych papierov

                  National Bank of Slovakia

Slovenia          Klirinsko Depotna Druzba d.d.

South Africa      Central Depository Limited

                  Share Transactions Totally Electronic
                  (STRATE) Ltd.

Spain             Servicio de Compensacion y
                  Liquidacion de Valores, S.A.

                  Banco de Espana, Central de Anotaciones en Cuenta


Sri Lanka         Central Depository System (Pvt) Limited

Sweden            Vardepapperscentralen VPC AB
                  (Swedish Central Securities Depository)

Switzerland       SegaIntersettle AG (SIS)

Taiwan - R.O.C.   Taiwan Securities Central Depository Co., Ltd.

Thailand          Thailand Securities Depository Company Limited

Tunisia           Societe Tunisienne Interprofessionelle pour la
                  Compensation et de Depots des Valeurs Mobilieres


Turkey            Takas ve Saklama Bankasi A.S. (TAKASBANK)

                  Central Bank of Turkey


01/31/01

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                   DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                Depositories

Ukraine                National Bank of Ukraine

United Kingdom         Central Gilts Office and
                       Central Moneymarkets Office

Venezuela              Banco Central de Venezuela

Zambia                 LuSE Central Shares Depository Limited

                       Bank of Zambia


TRANSNATIONAL

Euroclear

Clearstream Banking AG


01/31/01

                                  SCHEDULE C

                              MARKET INFORMATION


Publication/Type of Information                     Brief Description
-------------------------------                     -----------------
(Frequency)

The Guide to Custody in World Markets An overview of settlement and safekeeping ------------------------------------- procedures, custody practices and foreign
(hardcopy annually and regular         investor considerations for the markets
website updates)                       in which State Street offers custodial
                                       services.

Global Custody Network Review          Information relating to the subcustodians
-----------------------------          in State Street's Global Custody Network
(annually)                             and analysis of the securities
                                       depositories presently operating in
                                       Network markets. The Review stands as an integral part of the materials which State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5 and Rule 17f-7. The
                                       Review also gives insight into State
                                       Street's market expansion and
                                       subcustodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our subcustodian banks.

Global Legal Survey                    With respect to each market in which
-------------------                    State Street offers custodial services,
(annually)                             opinions relating to whether local law
                                       restricts (i) access of a fund's
                                       independent public accountants to books
                                       and records of a Foreign Subcustodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                                       Subcustodian or Foreign Securities
                                       System, (iii) a fund's ability to recover in the event of a loss by a Foreign
                                       Subcustodian or Foreign Securities
                                       System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                Copies of the subcustodian contracts that
-----------------------                State Street has entered into with each
(annually)                             subcustodian that maintains U.S. mutual
                                       fund assets in the markets in which State
                                       Street offers subcustody services.

Global Market Bulletin                 Information on changing settlement and
----------------------                 custody conditions in markets where State
(daily)                                Street offers subcustody services.
                                       Includes changes in market and tax
                                       regulations, depository developments,
                                       dematerialization information, as well as other market changes that may impact
                                       State Street's clients.

Foreign Custody Advisories             For those markets where State Street
(as necessary)                         offers subcustody services that exhibit
                                       special risks or infrastructures
                                       impacting custody, State Street issues
                                       market advisories to highlight those
                                       unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                Informational letters and accompanying
(quarterly)                            materials confirming State Street's
                                       foreign custody arrangements, including a summary of material changes with subcustodians that have

                                  SCHEDULE C

                              MARKET INFORMATION

Publication/Type of Information                Brief Description
-------------------------------                -----------------
(Frequency)

                                  occurred during the previous quarter. The
                                  Notices also identify any material changes in the custodial risks associated with maintaining assets with depositories.

                        REMOTE ACCESS SERVICES ADDENDUM
                        -------------------------------


To:  One Group Investment Trust
     1111 Polaris Parkway
     2nd Floor, Suite 2G/H/L
     Columbus, OH 43240

Re: Remote Access Services
    ----------------------

Dear Customer:

     State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street"), has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which we provide to you. In this regard, we maintain certain information in databases under our control and ownership which we make available to our customers (the "Remote Access Services").

The Services
------------

     State Street agrees to provide you, the Customer, and your designated investment advisors, consultants or other third parties authorized by State Street who agree to abide by the terms of this Agreement ("Authorized Designees") with access to In-Sight/sm/ as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures
-------------------

     You agree to comply, and to cause your Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. You agree to advise State Street immediately in the event that you learn or have reason to believe that any person to whom you have given access to the System or the Remote Access Services has violated or intends to violate the terms of this Agreement and you will cooperate with State Street in seeking injunctive or other equitable relief. You agree to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.


Fees
----

     Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). You shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief
-----------------------------------------

     The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). You agree on behalf of yourself and your Authorized Designees to keep the Proprietary Information confidential and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

     You agree to use the Remote Access Services only in connection with the proper purposes of this Agreement. You will not, and will cause your employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or an behalf of yourself, as our Customer.

     You agree that neither you nor your Authorized Designees will modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will you or your Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

     You acknowledge that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties
------------------

     State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party's control.

     State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to- its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. You will do likewise for your systems.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, STATE STREET FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement
------------

     State Street will defend or, at our option, settle any claim or action brought against you to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by you under this Agreement constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that you notify State Street promptly in writing of any such claim or proceeding and cooperate with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for you the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Agreement without further obligation.


Termination
-----------

     Either party may terminate this Agreement (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to you or thirty (30) days' notice in the case of notice from you to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. This Agreement shall in any event terminate within ninety (90) days after the termination of any custodian agreement applicable to you. In the event of termination, you will return to State Street all copies of documentation and other confidential information in your possession or in the possession of your Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous
-------------

     This Agreement and the exhibits hereto constitute our entire understanding with 'respect to access to the System and the Remote Access Services. This Agreement cannot be modified or altered except in a writing duly executed by both of us and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     By execution of the Custodian Agreement, you accept, for yourself and your Authorized Designees, the terms of this Addendum.

                                   EXHIBIT A

                                  IN-SIGHT/SM/
                          System Product Description

In-Sight/sm/ provides information delivery and on-line access to State Street. In-Sight/sm/ allows users a single point of entry into the many views of data created by the diverse systems and applications. Reports and data from systems such as Investment Policy Monitor/sm/, Multicurrency Horizon/sm/, Securities Lending, Performance & Analytics can be accessed through In-Sight/sm/. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data line or corporate high-speed backbones. In-Sight/sm/ also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In-Sight/sm/ will continue to increase in direct proportion with the client roll out, as it is viewed as the information delivery system that will grow with our clients.

                                  State Street
                             Custodian Fee Schedule
                           One Group Investment Trust
--------------------------------------------------------------------------------

I.   Administration
     --------------

     Custody Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions.

     The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                  ANNUAL FEES (Basis Points) - Domestic Assets
                  --------------------------------------------

     Aggregate
     Fund Net Assets (1)             Complex Wide
     -------------------             ------------
     First $30 Billion               .25 Basis Points
     Remainder                       .20 Basis Points

II.  Global Custody
     --------------

     Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

     A.   Country Grouping
          ----------------

     Group A     Group B         Group C          Group D                  Group E
     -------     -------         -------          -------                  -------
     Germany     Australia       Austria          Botswana                 Argentina
     Canada      Belgium         Finland          Brazil                   Bangladesh
     U.K.        Denmark         Hong Kong        China                    Bolivia
                 Euroclear       Indonesia        Czech Republic           Chile
                 France          Ireland          Ecuador                  Colombia
                 Italy           Malaysia         Egypt                    Cyprus
                 Japan           Mexico           Ghana                    Greece
                 Netherlands     Norway           Israel                   Hungary
                 New Zealand     Philippines      Kenya                    India
                 Spain           Portugal         Luxembourg               Jamaica
                 Switzerland     Singapore        Morocco                  Jordan
                                 Sweden           South Africa             Mauritus
                                 Thailand         Sri Lanka                Nambia
                                                  Taiwan                   Pakistan
                                                  Trinidad and Tobago      Peru
                                                  Turkey                   Poland
                                                  Zambia                   Slovakia
                                                  Zimbabwe                 South Korea
                                                                           Tunisia
                                                                           Uruguay
                                                                           Venezuela

     B.   Transaction Charges
          -------------------
          Group A        Group B        Group C        Group D        Group E
          -------        -------        -------        -------        -------
          $15            $25            $50            $100           $150

     C.   Holding Charges in Basis Points (Annual Fee)
          --------------------------------------------
          Group A        Group B        Group C        Group D        Group E
          -------        -------        -------        -------        -------
          2.0            4.0            8.0            20.0           25.0

III. Portfolio Trades - For each line item processed - Group A
     ---------------------------------------------------------

     Repurchase Agreements
                .  Deliverable Collateral - per piece            $ 7.00
                .  Deliverable Collateral - SSB Cap. Mkts.
                   - per transaction                             $ 7.00
                .  Tri-Party - per transaction                   $ 5.00
                .  Joint Tri-Party - per transaction             $ 4.00

     DTC or Fed Book Entry                                       $ 8.00(2)

     New York Physical Settlements                               $25.00

     Maturity Collections                                        $ 8.00

     PTC Purchase, Sale, Deposit or Withdrawal                   $20.00

     All other trades                                            $16.00

IV.  Options
     -------

     Option charge for each option written or closing contract,
     per issue, per broker                                       $25.00

     Option expiration charge, per issue, per broker             $15.00

     Option excercised charge, per issue, per broker             $15.00

V.   Lending of Securities
     ---------------------

     Deliver loaned securities versus cash collateral            $20.00

     Deliver loaned securities versus securities collateral      $30.00

     Receive/deliver additional cash collateral                  $ 6.00

     Substitutions of securities collateral                      $30.00

     Deliver cash collateral versus receipt of loaned
     securities                                                  $15.00

     Deliver securities collateral versus receipt of loaned
     securities                                                  $25.00

     Loan administration--mark-to-market per day, per loan       $ 3.00

VI.   Interest Rate Futures
      ---------------------

      Transactions-no security movement                          $ 8.00

VII.  Principal Reduction Payments
      ----------------------------

      Per Paydown                                                $ 6.50

VIII. Dividend Charges (For items held at the Request of         $50.00
      ----------------
      Traders over record date in street form)

IX.   Special Services
      ----------------

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.

X.    Third Party Foreign Exchange
      ----------------------------
      Per Transaction                                            $50.00

X1.   Out-of-Pocket Expenses
      ----------------------

      A billing for the recovery of the following out-of-pocket expenses will be made as of the end of each month.

          Telephone
          Wire Charges ($5.25 per wire in and $5.00 out)
          Postage and Insurance
          Courier Service
          Duplicating
          Legal Fees
          Supplies Related to Fund Records
          Rush Transfer - $8.00 Each
          Transfer Fees
          Sub-custodian Charges
          Federal Reserve Fee for Return Check items over
          $2,500 - $4.25
          GNMA Transfer - $15 each
          PTC Deposit/Withdrawal for same day turnarounds
          - $50.00

XII.  Payment
      -------

      Upon proper notification of the above fees will be charged against the fund's custodian checking account within five (5) business days.

XIII. Balance Credits
      ---------------

      Balance credits will be calculated based upon 90% of the monthly average balance of custody accounts at State Street using 91 day Treasury Bill Rate in effect at the month end. Balance Credits will be applied against Custody Fees.

XIV.  Term
      ----

      This agreement will be effective from April 1, 2001 through March 31, 2002.



(1)  Excludes any Fund of Funds
(2)  (2) $6.00 via E.T.D.



The One Group                            State Street Bank


By: /s/ Mark A. Beeson                   By: /s/ Charles R. Whittemore, Jr.
   ---------------------------------        ----------------------------------
Title:  President                        Title:  Vice President
        ----------------------------            ------------------------------
Date:   May 24, 2001                     Date:   May 22, 2001
       -----------------------------            ------------------------------